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           [LETTERHEAD OF GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.]



                                 July 30, 1996

Mr. Robert J. Druten
Vice President-Administration
  and Chief Financial Officer
Hallmark Cards, Incorporated
2501 McGee
Kansas City, Missouri 64141

                           Re:      Hallmark/Golden Books
Dear Bob:

                  I am very pleased that our people have been able to work quickly to reach final terms on what I hope will be a long and mutually prosperous relationship between our two companies. The enclosed Statement of Terms reflects our binding agreements with Hallmark and will be reflected in appropriate legal documentation to be executed at the closing of the initial investment. Kindly, sign the enclosed copy of this letter and return it to me by telecopy to be followed by a hard signature copy. We should also finalize arrangements for our press release on this matter.

                  I am grateful that you have been able to move quickly so as to accommodate our schedule on our upcoming offering, which I am hopeful of announcing on Tuesday.

                  Best regards.

                                            Sincerely yours,
                                            /s/ Richard E. Snyder
                                            Richard E. Snyder

ACCEPTED AND AGREED AS OF                   ACCEPTED AND AGREED AS OF
JULY 30, 1996:                              JULY 30, 1996 WITH RESPECT TO THE
                                            DRAG ALONG/TAG ALONG RIGHTS:

HC CROWN CORP.                              GOLDEN PRESS HOLDING L.L.C.
                                            BY:  WARBURG, PINCUS VENTURES, L.P.
By: /s/ Robert J. Druten                    BY:  WARBURG, PINCUS & CO.,
       Robert J. Druten                            its general partner
       Vice President-Administration        By: /s/ David A. Tanner
       and Chief Financial Officer                  David Tanner, partner

                                            WARBURG, PINCUS VENTURES, L.P.
                                            BY:  WARBURG, PINCUS & CO.,
                                                    its general partner
                                            By:  /s/ David A. Tanner
                                                     David Tanner, partner






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                   HALLMARK/GOLDEN BOOKS STATEMENT OF TERMS


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Purchaser:                   HC Crown Corp., a wholly owned subsidiary of
                             Hallmark Cards, Inc.

Issuer:                      Golden Books Family Entertainment, Inc. ("GBFE")

Securities:                  Common Stock of GBFE

Amount:                      $25 million

Price of Initial Purchase:   95% of the average closing price of GBFE common
                             stock on NASDAQ on the ten trading days after the pricing of the Company's TOPrS, subject to a collar of $8.00 and $12.00. If the TOPrS issue is not priced before August 30, 1996, the price will be 95% of the average closing price of GBFE common stock on NASDAQ on the ten trading days prior to the closing, subject to a collar of $10.00 and $12.00. The collar represents the maximum and minimum off which the 95% computation would be made; however, the closing will not be affected if such average closing price is above or below the collar.


Timing: Definitive agreements signed, subject only to Hart-Scott-Rodino approvals, by July 30, 1996. The closing will occur within three business days following termination or expiration of the HSR waiting period. There are no other conditions to closing.

Further Investment: The parties intend, in conjunction with reaching the Operational Understanding, to agree to an additional investment by the Purchaser of $25 million in Company Common Stock. Such further investment will be subject to definitive documentation.

Registration Rights:         (i) One demand registration right on the same terms as
                             the Golden Press Holding, L.L.C.






                             ("GPH") registration rights agreement dated
                             as of May 8, 1996 (except as set forth
                             herein) commencing after one year from the
                             closing and (ii) (subject to preferential rights
                             contained in the foregoing GPH agreement and the
                             registration rights agreement dated as of January 31,
                             1996 with Richard A. Bernstein and related parties)
                             unlimited piggybacks for three years, and no worse than
                             pari passu with subsequent agreements, provided that
                             for the first 2 years after the closing, no piggyback
                             sales per quarter in excess of Rule 144 volume
                             limitations.

Standstill:                  Other than solely by reason of the purchase or the
                             further investment hereunder, Purchaser will not at any
                             time own 15% or more of GBFE's outstanding voting stock
                             without the consent of GBFE, except as a result of any
                             action taken solely by GBFE.  If GBFE's Board of
                             Directors has determined to conduct a process with a
                             view to selling a majority interest in the Company,
                             Purchaser will be permitted to participate on the same
                             basis as third parties and will not be disadvantaged by
                             this limitation.

Transferability:             Except as otherwise provided herein or in a broadly
                             distributed public offering, Purchaser will agree not
                             to sell its Securities to any buyer such that, after
                             the consummation of the purchase, such buyer would own
                             5% or more of GBFE's fully-diluted shares outstanding.
                             Subject to the drag along and tag along rights
                             described below, if GPH sells a majority of its
                             holdings in GBFE (as determined by the common stock
                             underlying its instruments) or if Warburg, Pincus
                             Ventures, L.P. ("Warburg Pincus") ceases to be a
                             majority owner of GPH, the transfer restrictions will
                             lapse and the demand registration right will become
                             effective immediately.







Board Seat:                  So long as (i) Purchaser owns 95% of the Securities
                             acquired, and (ii) the Purchaser has made its further
                             investment on or before December 31, 1996, the
                             Purchaser will be entitled to have Irvine O. Hockaday,
                             Jr., or his successor, retained as a Director to the
                             GBFE's Board of Directors.


Drag Along/Tag Along Rights: If GPH sells a majority of its equity interest in GBFE, directly or indirectly, by private transaction or
                             public offering, or if Warburg Pincus sells a majority
                             of its interest in GPH, directly or indirectly, by
                             private transaction or public offering, as a condition
                             of such sale, Purchaser will be entitled to sell to the
                             purchaser of such interest a proportionate share of
                             Purchaser's common stock of GBFE.  In addition, GPH
                             will be entitled to require Purchaser to sell to the
                             purchaser of such interest a proportionate share of
                             Purchaser's common stock of GBFE.  In each case, such
                             purchase will be on the same or equivalent terms as the
                             purchase from GPH or Warburg Pincus.

Operational Understanding:   It is agreed and understood that GBFE's willingness to
                             accept Hallmark's further investment and Hallmark's
                             willingness to make such further investment is premised
                             on each party's willingness to make good faith efforts
                             to work together to develop constructive working
                             relationships across appropriate lines of business,
                             including, but not limited to, personal expression,
                             family entertainment, and personal development products.

Assignability:               The agreement represented hereby is binding on the
                             parties hereto and their successors and assigns.




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